Exhibit 99.1

Insulet to Divest Neighborhood Diabetes Supplies Business
Signs definitive agreement to sell Neighborhood Diabetes to Liberty Medical
Transaction Enhances Insulet’s Focus on its Faster Growing Innovative Products
BILLERICA, Mass., February 2, 2016 - Insulet Corporation (NASDAQ: PODD) (Insulet or the Company), the leader in tubeless insulin pump technology with its OmniPod® Insulin Management System (OmniPod System), today announced it has entered into a definitive agreement to sell its wholly-owned Neighborhood Diabetes supplies business to Liberty Medical, LLC (Liberty Medical), a leading provider of mail order medical supplies, for $5 million in cash. The transaction, which is expected to close in the first quarter of 2016, is subject to certain customary closing conditions.

“This agreement represents a great opportunity for both Insulet and our Neighborhood Diabetes business,” said Patrick Sullivan, President and Chief Executive Officer of Insulet. “This transaction is an important step in positioning Insulet as a more focused organization, enabling us to direct our operational and financial resources toward driving continued growth of our innovative OmniPod and Drug Delivery products while improving our financial profile for profitable growth over the long term. We continue to execute on our strategy to generate long-term, higher-margin revenue growth and deliver increasing shareholder value with our truly differentiated product offerings.”

Mr. Sullivan continued, “Liberty Medical has a strong platform offering top-quality medical supplies from leading manufacturers, along with personalized service, which is well-aligned with the strength of Neighborhood Diabetes. Together with Liberty Medical’s comprehensive product portfolio, Neighborhood Diabetes will have the investment opportunities necessary to further develop and scale the business. I want to thank the many hard-working and dedicated Neighborhood Diabetes employees for their commitment to quality patient care.”

Jonathan Black, Chief Executive Officer of Liberty Medical, said, “Neighborhood Diabetes has a strong product offering and a history of providing excellent patient service. Bringing Liberty and Neighborhood Diabetes together enhances our Insulin Pump Center of Excellence and empowers our combined teams to deliver better health to a larger population of people living with diabetes.”

The transaction is expected to improve Insulet’s gross margins on an annual basis by low-to-mid single digits and to be accretive to earnings, excluding non-recurring charges and transition costs related to the sale of the business. In connection with this transaction, the Company expects non-recurring charges of approximately $10 million in the fourth quarter of 2015, with additional charges in the first quarter of 2016. Insulet will provide additional information regarding the financial impact of this transaction during its previously-announced earnings call to discuss fourth quarter 2015 financial results on February 25, 2016.

Covington Associates acted as financial advisor and Hogan Lovells US LLP acted as legal advisor to Insulet in this transaction.

About Insulet Corporation:

Insulet Corporation (NASDAQ: PODD) is an innovative medical device company dedicated to making the lives of people with diabetes easier. Through its OmniPod Insulin Management System, Insulet seeks to expand the use of insulin pump therapy among people with insulin-dependent diabetes. The OmniPod is a revolutionary and easy-to-use tubeless insulin pump that features just two parts and a fully-automated cannula insertion. Insulet's Delivery Systems business also partners with global pharmaceutical and biotechnology companies to tailor the OmniPod technology platform for the delivery of subcutaneous drugs across multiple therapeutic areas. Insulet's subsidiary, Neighborhood Diabetes, is a leading distributor of diabetes products and supplies, delivered through a high touch customer service model. To read inspiring stories of people with diabetes living their lives to the fullest with OmniPod, visit our customer blog, Suite D: http://suited.myomnipod.com. Founded in 2000, Insulet Corporation is based in Billerica, Massachusetts. For more information, please visit: http://www.myomnipod.com.

About Liberty Medical:

Over the past two decades, Liberty Medical has built a reputation as the place to turn for convenient, reliable home delivery of a wide range of health care products. Liberty provides outstanding customer support and resources. Hundreds of thousands of Americans trust Liberty for their insulin pumps and pump supplies, continuous glucose monitoring (CGM) systems, diabetes testing supplies, CPAP equipment, ostomy supplies, urinary catheters and prescription medications to help patients lead healthier, more active lives. For more information on Liberty Medical, please visit http://www.libertymedical.com.

Forward-Looking Statement:

This press release may contain forward-looking statements concerning Insulet's expectations, anticipations, intentions, beliefs or strategies regarding the future. These forward-looking statements are based on its current expectations and beliefs concerning future developments and their potential effects on Insulet. There can be no assurance that future developments affecting Insulet will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond its control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, and other risks and uncertainties described in its Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on February 26, 2015 in the section entitled "Risk Factors," and in its other filings from time to time with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of its assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Insulet undertakes no obligation to publicly update or revise any forward-looking statements.

Investor Relations and Media Contact:

Deborah R. Gordon
Vice President, Investor Relations and Corporate Communications
(978) 600-7717
dgordon@insulet.com